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Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Newmont Mining Corporation's previously filed Registration Statements on Form S-8 Nos. 333-69145, 333-75993, 333-64795, 333-04161, 033-49872, 033-6129, 333-69147, 033-53267, 033-10141, 333-38178, 333-
38184, 333-50516, and 333-19335-01, Registration Statements on Form S-3 Nos. 333-59141, 333-82671, 333-65810, and 333-50516 and Registration Statement on
Form S-4 No. 333-92029.


/s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
  March 26, 2002.